                                                                    EXHIBIT 10.2





                           CHANGE IN CONTROL AGREEMENT
                           ---------------------------

July 31, 1998

Mr. James F. Pfau
1788 Fremont Avenue South
Minneapolis, MN  55403

Dear Mr. Pfau:

You are presently the President of Jer-Neen Manufacturing Co., Inc., an Affiliate of Bio-Vascular, Inc., a Minnesota corporation (the "Company"). The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control may arise and that such possibility and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

Accordingly, the Board has determined that appropriate steps should be taken to minimize the risk that Company management will depart prior to a Change in Control, thereby leaving the Company without adequate management personnel during such a critical period, and that appropriate steps also be taken to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in circumstances arising from the possibility of a Change in Control. In particular, the Board believes it important, should the Company or its shareholders receive a proposal for transfer of control, that you be able to continue your management responsibilities without being influenced by the uncertainties of your own personal situation.

The Board recognizes that continuance of your position with the Company involves a substantial commitment to the Company in terms of your personal life and professional career and the possibility of foregoing present and future career opportunities, for which the Company receives substantial benefits. Therefore, to induce you to remain in the employ of the Company, this Agreement, which has been approved by the Board, sets forth the benefits which the Company agrees will be provided to you in the event your employment with the Company is terminated in connection with a Change in Control under the circumstances described below.

The following terms will have the meaning set forth below unless the context clearly requires otherwise. Terms defined elsewhere in this Agreement will have the same meaning throughout this Agreement.

Mr. James F. Pfau
Page 2

                                   ARTICLE I.
                                   DEFINITIONS

1. "Affiliate" means (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company or (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

2. "Agreement" means this letter agreement as amended, extended or renewed from time to time in accordance with its terms.

3. "Board" means the board of directors of the Company duly qualified and acting at the time in question. On and after the date of a Change in Control, any duty of the Board in connection with this Agreement is nondelegable and any attempt by the Board to delegate any such duty is ineffective.

4.       "Cause" means:

         a.    your gross misconduct;

         b. your willful and continued failure to perform substantially your duties with the Company (other than any such failure (1) resulting from your Disability or incapacity due to bodily injury or physical or mental illness or (2) relating to changes in your duties after a Change in Control which constitute Good Reason) after a demand for substantial performance is delivered to you by the chair of the Board which specifically identifies the manner in which you have not substantially performed your duties and provides for a reasonable period of time within which you may take corrective actions; or

         c. your conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs your ability to perform substantially your duties for the Company.

         An act or failure to act will be considered "gross" or "willful" for this purpose only if done, or omitted to be done, by you in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company's board of directors (or a committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. It is also expressly understood that your attention to matters not directly related to the business of the Company will not provide a basis for termination for Cause so long as the Board did not expressly disapprove in writing of your engagement in such activities either before or within a reasonable period of time after the Board knew or could reasonably have known that you engaged in those activities. Notwithstanding the foregoing, you may not be terminated for Cause unless and until there has been delivered to

Mr. James F. Pfau
Page 3

         you a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of the conduct set forth above in clauses a., b. or c. of this definition and specifying the particulars thereof in detail.

5.       "Change in Control" means any of the following:

         a. the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company in one transaction or in a series of related transactions, to any Person;

         b. the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, as the case may be;

         c. any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of
               (1) 20 percent or more, but not more than 50 percent, of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the "continuity directors" or (2) more than 50 percent of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

         d. a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing
               (1) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (2) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

         e. the continuity directors cease for any reason to constitute at least a majority the Board; or

         f. a change in control of a nature that is determined by outside legal counsel to the Company, in a written opinion specifically referencing this provision of the Agreement, to be required to be reported (assuming such event has not been

Mr. James Pfau
Page 4

               "previously reported") pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, as of the effective date of such change in control.

         For purposes of this Section 1(e), a "continuity director" means any individual who is a member of the Board on July 31, 1998, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination).

6. "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

7.       "Company" means Bio-Vascular, Inc. and/or any Affiliate.

8. "Confidential Information" means information which is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. It includes information relating to business plans and to business as conducted or anticipated to be conducted, and to past or current or anticipated products or services. It also includes, without limitation, information concerning research, development, purchasing, accounting, marketing and selling. All information which you have a reasonable basis to consider confidential is Confidential Information, whether or not originated by you and without regard to the manner in which you obtain access to that and any other proprietary information.

9. "Date of Termination" following a Change in Control (or prior to a Change in Control if your termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) means:

         a. if your employment is to be terminated for Disability, 30 days after Notice of Termination is given (provided that you have not returned to the performance of your duties on a full-time basis during such 30-day period);

         b. if your employment is to be terminated by the Company for Cause or by you for Good Reason, the date specified in the Notice of Termination, which date may not be less than 30 days or more than 60 days after the date on which the Notice of Termination is given unless you and the Company otherwise expressly agree;

         c. if your employment is to be terminated by the Company for any reason other than Cause, Disability, death or Retirement, the date specified in the Notice of Termination, which in no event may be a date earlier than 90 days after the date on

Mr. James Pfau
Page 5

               which a Notice of Termination is given, unless an earlier date has been expressly agreed to by you in writing either in advance of, or after; receiving such Notice of Termination; or

         d. if your employment is terminated by reason of death or Retirement, the date of death or Retirement, respectively.

         In the case of termination by the Company of your employment for Cause, if you have not previously expressly agreed in writing to the termination, then within 30 days after receipt by you of the Notice of Termination with respect thereto, you may notify the Company that a dispute exists concerning the termination, in which event the Date of Termination will be the date set either by mutual written agreement of the parties or by the judge or arbitrators in a proceeding as provided in Section 13 of this Agreement. During the pendency of any such dispute, you will continue to make yourself available to provide services to the Company and the Company will continue to pay you your full compensation and benefits in effect immediately prior to the date on which the Notice of Termination is given (without regard to any changes to such compensation or benefits which constitute Good Reason) and until the dispute is resolved in accordance with Section 13 of this Agreement. You will be entitled to retain the full amount of any such compensation and benefits without regard to the resolution of the dispute unless the judge or arbitrators decide(s) that your claim of a dispute was frivolous or advanced by you in bad faith.

10. "Disability" means a disability as defined in the Company's long-term disability plan as in effect immediately prior to the Change in Control or; in the absence of such a plan, means permanent and total disability as defined in section 22(e)(3) of the Code.

11. "ExchangeAct" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act or to any rule or regulation thereunder includes a reference to such provision as it may be amended from time to time and to any successor provision.

12.      "Good Reason" means:

         a. change in your status, position(s), duties or responsibilities as an executive of the Company as in effect immediately prior to the Change in Control which, in your reasonable judgment, is an adverse change (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) except in connection with the termination of your employment for Cause, Disability or Retirement or as a result of your death or by you other than for Good Reason;

         b. a reduction by the Company in your base salary (or an adverse change in the form or timing of the payment thereof) as in effect immediately prior to the Change in Control or as thereafter increased;

Mr. James Pfau
Page 6


         c. the failure by the Company to continue in effect any Plan in which you (and/or your family) are eligible to participate at any time during the 90-day period immediately preceding the Change in Control (or Plans providing you (and/or your family) with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect immediately prior to the 90-day period immediately preceding the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect your (and/or your family's) continued eligibility to participate in any of such Plans on at least as favorable a basis to you (and/or your family) as is the case on the date of the Change in Control or which would materially reduce your (and/or your family's) benefits in the future under any of such Plans or deprive you (and/or your family) of any material benefit enjoyed by you (and/or your family) at the time of the Change in Control;

         d. the Company's requiring you to be based more than 30 miles from where your office is located immediately prior to the Change in Control, except for required travel on the Company's business, and then only to the extent substantially consistent with the business travel obligations which you undertook on behalf of the Company during the 90-day period immediately preceding the Change in Control (without regard to travel related to or in anticipation of the Change in Control);

         e. the failure by the Company to obtain from any Successor the assent to this Agreement contemplated by Section 6 of this Agreement;

         f. any purported termination by the Company of your employment which is not properly effected pursuant to a Notice of Termination and pursuant to any other requirements of this Agreement, and for purposes of this Agreement, no such purported termination will be effective;

         g. any refusal by the Company to continue to allow you to attend to matters or engage in activities not directly related to the business of the Company which, at any time prior to the Change in Control, you were not expressly prohibited in writing by the Board from attending to or engaging in; or

         h. your termination of your employment with the Company for any reason other than death, Disability or Retirement during the twelfth (12th) month following the month in which a Change in Control occurs.

13. "Highest Monthly Compensation" means one-twelfth of the highest amount of your compensation for any 12 consecutive calendar-month period during the 36 consecutive calendar-month period prior to the month that includes the Date of Termination. For purposes of this definition, "compensation" means the amount reportable by the Company, for federal income tax purposes, as wages paid to you by the Company, increased by the amount of contributions made by the Company with respect to you under any qualified cash

Mr. James Pfau
Page 7


         or deferred arrangement or cafeteria plan that is not then includable in your income by reason of the operation of section 402(a)(8) or section 125 of the Code, and increased further by any other compensation deferred for any reason.

14. "Notice of Termination" means a written notice given on or after the date of a Change in Control (unless your termination before the date of the Change in Control was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) which indicates the specific termination provision in this Agreement pursuant to which the notice is given. Any purported termination by the Company or by you for Good Reason on or after the date of a Change in Control (or before the date of a Change in Control if your termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) must be communicated by written Notice of Termination to be effective; provided, that your failure to provide Notice of Termination will not limit any of your rights under this Agreement except to the extent the Company demonstrates that it suffered material actual damages by reason of such failure.

15. "Person" means any individual, corporation, partnership, group, association or other "person," as such term is used in section 14(d) of the Exchange Act, other than the Company, any Affiliate or any employee benefit plan(s) sponsored by the Company or an Affiliate.

16. "Plan" means any compensation plan, program, policy or agreement (such as a stock option, restricted stock plan or other equity-based plan), any bonus or incentive compensation plan, program, policy or agreement, any employee benefit plan, program, policy or agreement (such as a thrift, pension, profit sharing, medical, dental, disability, accident, life insurance, relocation, salary continuation, expense reimbursements, vacation, fringe benefits, office and support staff plan or policy) or any other plan, program, policy or agreement of the Company intended to benefit employees (and/or their families) generally, management employees (and/or their families) as a group or you (and/or your family) in particular.

17. "Retirement" means termination of employment on or after the day on which you attain the age of 65.

18. "Successor" means any Person that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company's business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company's outstanding securities ordinarily having the right to vote at the election of directors or, all or substantially all of its assets or otherwise.

Mr. James Pfau
Page 8

                                   ARTICLE II.
                                TERM OF AGREEMENT

This Agreement is effective immediately and will continue in effect until July 30, 1999; provided, however; that commencing on July 31, 1999 and each July 31st thereafter, the term of this Agreement will automatically be extended for 12 additional months beyond the expiration date otherwise then in effect, unless at least 90 calendar days prior to any such July 31, the Company or you has given notice that this Agreement will not be extended; and, provided, further; that if a Change in Control has occurred during the term of this Agreement, this Agreement will continue in effect beyond the termination date then in effect for a period of 12 months following the month during which the Change in Control occurs or, if later, until the date on which the Company's obligations to you arising under or in connection with this Agreement have been satisfied in full.

                                  ARTICLE III.
                           CHANGE IN CONTROL BENEFITS

1. Benefits upon a Change in Control Termination. You will become entitled to the payments and benefits described in clauses (a) and (b) of this
         Article III., subject to the limitations described in clause (c) of this Article III., and to the benefit of the provisions described in clause (d), if and only if (i) your employment with the Company is terminated for any reason other than death, Cause, Disability or Retirement, or if you terminate your employment with the Company for Good Reason; and (ii) the termination occurs either within the period beginning on the date of a Change in Control and ending on the last day of the twelfth month that begins after the month during which the Change in Control occurs or prior to a Change in Control if your termination was either a condition of the Change in Control or was at the request or insistence of a Person related to the Change in Control.

         a. Cash Payment. Within five business days following the Date of Termination or, if later, within five business days following the date of the Change in Control, the Company will make a lump-sum cash payment to you in an amount equal to the product of (i) your Highest Monthly Compensation multiplied by (ii) 36.

         b. Welfare Plans. The Company will maintain in full force and effect, for the continued benefit of you and your dependents for a period terminating 36 months after the Date of Termination, all insured and self-insured employee welfare benefit Plans (including, without limitation, medical, life, dental, vision and disability plans) in which you were eligible to participate at any time during the 90-day period immediately preceding the Change in Control, provided that your continued participation is possible under the general terms and provisions of such Plans and any applicable funding media and without regard to any discretionary amendments to such Plans by the Company following the Change in Control (or prior to the Change in Control if amended as a condition or at the request or insistence of a Person (other than the Company) related to the Change in Control) and provided that you continue to pay an amount equal to your regular contribution under such

Mr. James Pfau
Page 9


               Plans for such participation (based upon your level of benefits and employment status most favorable to you at any time during the 90-day period immediately preceding the Change in Control). The continuation period under federal and state continuation laws, to the extent applicable, will begin to run from the date on which coverage pursuant to this clause (b) ends. If, at the end of the 36-month period, you have not previously received or are not then receiving equivalent benefits from a new employer (including coverage for any pre-existing conditions), the Company will arrange, at its sole cost and expense, to enable you to convert your and your dependents' coverage under such Plans to individual policies or programs upon the same terms as executives of the Company may apply for such conversions. In the event that your or your dependents' participation in any such Plan is barred, the Company, at its sole cost and expense, will arrange to have issued for the benefit of you and your dependents individual policies of insurance providing benefits substantially similar (on a federal, state and local income and employment after-tax basis) to those which you otherwise would have been entitled to receive under such Plans pursuant to this clause (b) or; if such insurance is not available at a reasonable cost to the Company, the Company will otherwise provide you and your dependents equivalent benefits (on a federal, state and local income and employment after-tax basis). You will not be required to pay any premiums or other charges in an amount greater than that which you would have paid in order to participate in such Plans.

         c. Limitation on Payments and Benefits. Notwithstanding anything in this Agreement to the contrary, if any of the payments or benefits to be made or provided in connection with this Agreement, together with any other payments, benefits or awards which you have the right to receive from the Company, or any corporation which is a member of an "affiliated group" (as defined in section 1504(a) of the Code without regard to section 1504(b) of the Code) of which the Company is a member ("Affiliate"), constitute an "excess parachute payment" (as defined in section 280G(b) of the Code), such payments, benefits or awards to be made or provided in connection with this Agreement, or any other agreement between you and the Company or its Affiliates, may be reduced, eliminated, modified or waived to the extent necessary to prevent all, or any portion, of such payments, benefits or awards from becoming "excess parachute payments" and therefore subject to the excise tax imposed under section 4999 of the Code. You will have the sole right and discretion to determine whether the payments, benefits or awards to be made or provided in connection with this Agreement, or any other agreement between you and the Company, should be reduced, whether or not such other agreement with the Company or an Affiliate expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement be reduced). You will also have the right to designate the particular payments, benefits or awards that are to be reduced, eliminated, modified or waived; provided that no such adjustment will be made if it results in additional expense to the Company in excess of expenses the Company would have experienced if no

Mr. James Pfau
Page 10

               adjustment had been made. The determination as to whether any such decrease in the payments or benefits is necessary must be made in good faith by legal counsel or a certified public accountant selected by you and reasonably acceptable to the Company, and such determination will be conclusive and binding upon you and the Company. The Company will pay or reimburse you on demand for the reasonable fees, costs and expenses of the counsel or accountant selected to make the determinations under this clause (c).

2. Disposition. If, on or after the date of a Change in Control, an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate are sold, transferred or otherwise disposed of and the acquiror is not the Company or an Affiliate (a "Disposition"), and you remain or become employed by the acquiror or an affiliate of the acquiror (as defined in this Agreement but substituting "acquiror" for "Company") in connection with the Disposition, you will be deemed to have terminated employment on the effective date of the Disposition for purposes of this section unless
         (a) the acquiror and its affiliates jointly and severally expressly assume and agree, in a manner that is enforceable by you, to perform the obligations of this Agreement to the same extent that the Company would be required to perform if the Disposition had not occurred and
         (b) the Successor guarantees, in a manner that is enforceable by you, payment and performance by the acquirer.

                                   ARTICLE IV.
                                 INDEMNIFICATION

Following a Change in Control, the Company will indemnify and advance expenses to you to the full extent permitted by law and the Company's articles of incorporation and bylaws for damages, costs and expenses (including, without limitation, judgments, fines, penalties, settlements and reasonable fees and expenses of your counsel) incurred in connection with all matters, events and transactions relating to your service to or status with the Company or any other corporation, employee benefit plan or other entity with whom you served at the request of the Company.

                                   ARTICLE V.
                                 CONFIDENTIALITY

You will not use, other than in connection with your employment with the Company, or disclose any Confidential Information to any person not employed by the Company or not authorized by the Company to receive such Confidential Information, without the prior written consent of the Company; and you will use reasonable and prudent care to safeguard and protect and prevent the unauthorized disclosure of Confidential Information. Nothing in this Agreement will prevent you from using, disclosing or authorizing the disclosure of any Confidential Information: (a) which is or hereafter becomes part of the public domain or otherwise becomes generally available to the public through no fault of yours; (b) to the extent and upon the terms and conditions that the Company may have previously made the Confidential Information available to certain persons; or (c) to the

Mr. James Pfau
Page 11


extent that you are required to disclose such Confidential Information by law or judicial or administrative process.

                                   ARTICLE VI.
                                   SUCCESSORS

The Company will seek to have any Successor, by agreement in form and substance satisfactory to you, assent to the fulfillment by the Company of the Company's obligations under this Agreement. Failure of the Company to obtain such assent at least three business days prior to the time a Person becomes a Successor (or where the Company does not have at least three business days' advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor) will constitute Good Reason for termination by you of your employment. The date on which any such succession becomes effective will be deemed the Date of Termination and Notice of Termination will be deemed to have been given on that date. A Successor has no rights, authority or power with respect to this Agreement prior to a Change in Control.

                                  ARTICLE VII.
                                OTHER PROVISIONS

1. Fees and Expenses. The Company, upon demand, will pay or reimburse you for all reasonable legal fees, court costs, experts' fees and related costs and expenses incurred by you in connection with any actual, threatened or contemplated litigation or legal, administrative, arbitration or other proceeding relating to this Agreement to which you are or reasonably expect to become a party, whether or not initiated by you, including, without limitation: (a) all such fees and expenses, if any, incurred in contesting or disputing any such termination; or (b) your seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however; you will be required to repay (without interest) any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by you was frivolous or advanced by you in bad faith.

2. Binding Agreement. This Agreement inures to the benefit of, and is enforceable by, you, your personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount would still be payable to you under this Agreement if you had continued to live, all such amounts, unless otherwise provided in this Agreement, will be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or; if there be no such designee, to your estate.

3. No Mitigation. You will not be required to mitigate the amount of any payments or benefits the Company becomes obligated to make or provide to you in connection with this Agreement by seeking other employment or otherwise. The payments or benefits to be made or provided to you in connection with this Agreement may not be reduced, offset or

Mr. James Pfau
Page 12


         subject to recovery by the Company by any payments or benefits you may receive from other employment or otherwise.

4. No Setoff. The Company has no right to setoff payments or benefits owed to you under this Agreement against amounts owed or claimed to be owed by you to the Company under this Agreement or otherwise.

5. Taxes. All payments and benefits to be made or provided to you in connection with this Agreement will be subject to required withholding of federal, state and local income, excise and employment-related taxes.

6. Notices. For the purposes of this Agreement, notices and all other communications provided for in, or required under, this Agreement must be in writing and will be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party's respective address set forth on the first page of this Agreement (provided that all notices to the Company must be directed to the attention of the chair of the Board), or to such other address as either party may have furnished to the other in writing in accordance with these provisions, except that notice of change of address will be effective only upon receipt.

7. Disputes.If you so elect, any dispute, controversy or claim arising under or in connection with this Agreement will be settled exclusively by binding arbitration administered by the American Arbitration Association in Minneapolis, Minnesota in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, that you may seek specific performance of your right to receive payment or benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company will be entitled to seek an injunction or restraining order in a court of competent jurisdiction (within or without the State of Minnesota) to enforce the provisions of Section 5 of this Agreement.

8. Jurisdiction. Except as specifically provided otherwise in this Agreement, the parties agree that any action or proceeding arising under or in connection with this Agreement must be brought in a court of competent jurisdiction in the State of Minnesota, and hereby consent to the exclusive jurisdiction of said courts for this purpose and agree not to assert that such courts are an inconvenient forum.

9. Related Agreements. To the extent that any provision of any other Plan or agreement between the Company and you limits, qualifies or is inconsistent with any provision of this Agreement, then for purposes of this Agreement, while such other Plan or agreement remains in force, the provision of this Agreement will control and such provision of such other Plan or agreement will be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose. Nothing in this Agreement prevents or limits your continuing or

Mr. James Pfau
Page 13


         future participation in any Plan provided by the Company and for which you may qualify, and nothing in this Agreement limits or otherwise affects the rights you may have under any Plans or other agreements with the Company. Amounts which are vested benefits or which you are otherwise entitled to receive under any Plan or other agreement with the Company at or subsequent to the Date of Termination will be payable in accordance with such Plan or other agreement.

10. No Employment or Service Contract. Nothing in this Agreement is intended to provide you with any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason or no reason whatsoever, with or without cause.

11. Funding and Payment. Benefits payable under this Agreement will be paid only from the general assets of the Company. No person has any right to or interest in any specific assets of the Company by reason of this Agreement. To the extent benefits under this Agreement are not paid when due to any individual, he or she is a general unsecured creditor of the Company with respect to any amounts due. The Company with whom you were employed immediately before your Date of Termination has primary responsibility for benefits to which you or any other person are entitled pursuant to this Agreement but to the extent such Company is unable or unwilling to provide such benefits, the Company and each other Affiliate are jointly and severally responsible therefor to the extent permitted by applicable law. If you were simultaneously employed by more than one Company immediately before your Date of Termination, each such Company has primary responsibility for a portion of the benefits to which you or any other person are entitled pursuant to this Agreement that bears the same ratio to the total benefits to which you or such other person are entitled pursuant to this Agreement as your base pay from the Company immediately before your Date of Termination bears to your aggregate base pay from all such Companies.

12. Survival.The respective obligations of, and benefits afforded to, the Company and you which by their express terms or clear intent survive termination of your employment with the Company or termination of this Agreement, as the case may be, including without limitation the provisions of Articles III, IV, V and VI and Sections 1, 4, 5, 6 and 7 of Article VII of this Agreement, will survive termination of your employment with the Company or termination of this Agreement, as the case may be, and will remain in full force and effect according to their terms.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

1. Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and the chair of the Board. No waiver by any party to this Agreement at any time of any breach by another party to this Agreement of, or of compliance with, any condition or

Mr. James Pfau
Page 14


         provision of this Agreement to be performed by such party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

2. Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter to this Agreement have been made by any party which are not expressly set forth in this Agreement.

3. GoverningLaw. This Agreement and the legal relations among the parties as to all matters, including, without limitation, matters of validity, interpretation, construction, performance and remedies, will be governed by and construed exclusively in accordance with the internal laws of the State of Minnesota (without regard to the conflict of laws principles of any jurisdiction).

4. Headings. Headings are for purposes of convenience only and do not constitute a part of this Agreement.

5. Further Acts. The parties to this Agreement agree to perform, or cause to be performed, such further acts and deeds and to execute and deliver or cause to be executed and delivered, such additional or supplemental documents or instruments as may be reasonably required by the other party to carry into effect the intent and purpose of this Agreement.

6. Severability. The invalidity or unenforceability of all or any part of any provision of this Agreement will not affect the validity or enforceability of the remainder of such provision or of any other provision of this Agreement, which will remain in full force and effect.

7. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

Mr. James Pfau
Page 15


If this letter correctly sets forth our agreement on the subject matter discussed above, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,
                                          BIO-VASCULAR, INC.



                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          Agreed to this 31st day of July, 1998.



                                          -----------------------------------
                                          James F. Pfau